Exhibit 5.1

February 26, 2024

Digimarc Corporation

8500 SW Creekside Place

Beaverton, Oregon 97008

Ladies and Gentlemen:

We have acted as counsel to Digimarc Corporation, an Oregon corporation (the “Company”), in connection with the issuance and sale of 928,571 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pursuant to Purchase Agreements, each dated February 24, 2024, between the Company and each investor signatory thereto (collectively, the “Purchase Agreements”). The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (No. 333-272903) as filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus dated July 19, 2023, and prospectus supplement dated February 26, 2024 (collectively, the “Prospectus”).

We have examined the Registration Statement, the Prospectus, the Purchase Agreements and other instruments, certificates, records and documents, matters of fact and questions of law that we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the authenticity of documents submitted to us as originals and the genuineness of all signatures, the conformity to the original documents of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, certificates, records and documents we have reviewed.

Based upon the foregoing, we are of the opinion that the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Purchase Agreements and the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated February 26, 2024, incorporated by reference into the Registration Statement, and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or related rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules.

Very Truly Yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP